Exhibit 99.1

Getty Images Reports Fourth Quarter and Full Year 2022 Results

New York, NY, March 13, 2023 – Getty Images Holdings, Inc. (“Getty Images”) (NYSE: GETY), a preeminent global visual content creator and marketplace, today reported financial results for the fourth quarter and full year ended December 31, 2022.

Craig Peters, Chief Executive Officer of Getty Images said, “Today marks Getty Images’ 28th anniversary. Over those 28 years, Getty Images has focused on producing and providing high quality, exclusive and authentic content that is born from our unique expertise, creativity and partnerships. This continues to be the heart of our business and focus. While we continue to see macroeconomic headwinds and foreign exchange impacts, Getty Images produced solid operational performance over 2022 and the fourth quarter. In spite of FX pressures, which impacted our reported revenue, we saw organic currency neutral revenue growth in each quarter underpinned by strong subscription growth, subscription renewal rates, new customer growth and increased consumption of our content.”

Fourth Quarter 2022 Financial Summary:

●	Revenue of $231.5 million, down 3.2% year over year. On a currency neutral basis, revenues increased 3.5%.
●	Net Loss of $23.3 million compared to Net Income of $41.5 million in Q4 2021. The Q4 2022 results included a $37.7 million unrealized loss related to the change in fair value of the Company’s euro term loan.
●	Adjusted EBITDA* of $74.5 million, down 9.1% year over year due primarily to the impact of foreign exchange on revenue and incremental expenses related to operating as a public company. On a currency neutral basis, adjusted EBITDA was down 0.3% Adjusted EBITDA Margin* for the quarter was 32.2%, compared to 34.3% in Q4 2021.
●	Adjusted EBITDA less capex* was $61.2 million, down 11.7% year over year and 1.8% on a currency neutral basis.

Full Year 2022 Financial Summary:

●	Revenue of $926.2 million, up 0.8% year over year. On a currency neutral basis, revenue increased 5.7%.
●	Net Loss of $77.6 million compared to Net Income of $117.4 million in 2021. The 2022 results include a $160.7 million net loss on fair value adjustment for warrant liabilities, which was nondeductible for tax purposes and impacted the tax rate in 2022.
●	Adjusted EBITDA* of $303.9 million, down 1.7% year over year and up 4.8% on a currency neutral basis. Adjusted EBITDA Margin* for the year was 32.8%, compared to 33.7% in 2021, due primarily to the impact of the stronger US dollar relative to foreign currencies and an incremental SG&A expense related to IT investments, public company costs, and marketing.
●	Adjusted EBITDA less capex* was $244.6 million, down 5.9% year over year and up 0.9% on a currency neutral basis.

Liquidity and Balance Sheet:

●	Net cash provided by operating activities of $163.1 million in 2022, compared to $188.9 million in 2021.
●	Free cash flow* of $103.8 million in 2022, compared to $139.6 million in the prior year.
●	Ending cash balance on December 31, 2022, was $97.9 million, a decrease of $88.4 million from December 31, 2021. This decrease reflects $310.4 million of debt paydowns of the USD Term Loan, including a $2.6 million repayment in the fourth quarter. We have $80.0 million available through our Revolver, for total available liquidity of $177.9 million.
●	Our total debt was $1.434 billion, which included $300.0 million in senior notes as well as a term loan balance of $1.134 billion, consisting of $687.4 million in USD and $447.0 million in USD equivalent of Euros, converted using exchange rates as of December 31, 2022.

* Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA less capex, and Free Cash Flow are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section below.

Key Performance Indicators (KPIs)1,8

	Last Twelve Months Ended December 31,
	2022[1]	2021	Y/Y Change
LTM total purchasing customers (thousands)[2]	835	794	+5.2%
LTM total active annual subscribers (thousands)[3]	129	75	+72.5%
LTM paid download volume (millions)[4]	95	89	+6.1%
LTM annual subscriber revenue retention rate[5]	100.1%	104.5%	-440 bps
Image collection (millions)[6]	497	458	+8.5%
Video collection (millions) [6]	24	20	+20.0%
LTM video attachment rate[7]	13.1%	12.1%	+100 bps

Note: The Key Operating Metrics outlined are the metrics that provide management with the most immediate understanding of the drivers of business performance and our ability to deliver shareholder return, track to financial targets and prioritize customer satisfaction.

LTM - Last twelve months

Annual subscription - includes all products with a duration of 12 months or longer

1 Beginning with the three months ended September 30, 2022, the company made two changes to its reporting that has some impact on reported KPI’s. First, activity for LATAM, Turkey and Israel which was previously excluded from these metrics is now included due to completion of a system migration. Additionally, the method by which we aggregate our customer accounts was updated to better align with our internal sales CRM system. We have not restated historical periods given the immaterial impact to the KPI’s, except for LTM total active annual subscribers and LTM annual subscriber revenue retention rate for which the legacy reporting format is detailed in noted 3 and 5 below.

2 The count of total customers who made a purchase within the reporting period based on billed revenue.

3 The count of customers who were on an annual subscription product during the reporting period. Absent the reporting changes noted in Note 1, LTM total active annual subscribers would have been 116 thousand, up 56% year on year.

4 A count of the number of paid downloads by our customers in the reporting period. Excludes downloads from Editorial Subscriptions, Editorial feeds and certain API structured deals, including bulk unlimited deals. Excludes downloads starting in Q3’22 tied to a two-year deal signed with Amazon in July 2022, as the magnitude of the potential download volume over the deal term could result in significant fluctuations in this metric without corresponding impact to revenue in the same period.

5 This calculates retention of total revenue for customers on an annual subscription product, comparing the customer’s total billed revenue (inclusive of both annual subscription and non-annual subscription products) in the LTM period to the prior LTM period. Absent the reporting changes noted in Note 1 above, LTM annual subscriber retention rate would have been 99.2%.
6 A count of the total images and videos in our content library as of the reporting date.

7 A measure of the percentage of total paid customer downloaders who are video downloaders. The underlying calculation of this metric was changed vs. previously reported metrics. This change was made to exclude the impact of downloader activity from our free trial subscriptions which are skewed entirely to stills-only content.

8 The Company launched Unsplash+ during the three months ended December 31, 2022. This new Unsplash subscription will now be included within these KPI’s from the launch date forward. The impact is not yet material.

Financial Outlook for Full Year 2023

The following tables summarize Getty Images fiscal year 2023 guidance:

2023 Guidance
Revenue	$936 million to $963 million
Revenue Growth YoY	1.0% to 4.0%
Revenue Growth, Currency Neutral	1.9% to 4.9%
Adjusted EBITDA	$305 million to $315 million
Adjusted EBITDA Growth YoY	0.4% to 3.6%
Adjusted EBITDA Growth, Currency Neutral	1.3% to 4.6%

Assuming foreign currency rates stay at current levels, the guidance includes the following impacts from FX on revenue and EBITDA:

	FX Headwind		FX Tailwind	FX Headwind
	Q1 2023	1H 2023	2H 2023	2023
Revenue	(~$8.5) million	(~$13.0) million	~$5.0 million, primarily in Q4	(~$8.0) million
Adjusted EBITDA	(~$3.5) million	(~$5.5) million	~$2.5 million, primarily in Q4	(~$3.0) million

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Monday, March 13, 2023, to discuss its fourth quarter and full year 2022 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.gettyimages.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13735535.

About Getty Images

Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty  Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 516,000 contributors and more than 310 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

For company news and announcements, visit our Newsroom.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “opportunity,” “upside,” “target”, or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including: our inability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; our ability to attract new customers and retain and motivate an increase in spending by our existing customers; the user experience of our customers on our websites; the extent to which we are able to maintain and expand the breadth and quality of our content library through content licensed from third-party suppliers, content acquisitions and imagery captured by our staff of in-house photographers; the mix of and basis upon which we license our content, including the price-points at, and the license models and purchase options through, which we license our content; the risk that we operate in a highly competitive market; the risk that we are unable to successfully execute our business strategy or effectively manage costs; our inability to effectively manage our growth; our inability to maintain an effective system of internal controls and financial reporting; the risk that we may lose the right to use “Getty Images” trademarks; our inability to evaluate our future prospects and challenges due to evolving markets and customers’ industries; the social, ethical and legal issues relating to the use of new and evolving technologies, such as AI; the risk that our operations in and continued expansion into international markets bring additional business, political, regulatory, operational, financial and economic risks; our inability to adequately adapt our technology systems to ingest and deliver sufficient new content; the risk of technological interruptions or cybersecurity vulnerabilities; the inability to expand our operations into new products, services and technologies and to increase customer and supplier awareness of new and emerging products and services; the loss of and inability to attract and retain key personnel that could negatively impact our business growth; the inability to protect the proprietary information of customers and networks against security breaches and protect and enforce intellectual property rights; our reliance on third parties; the risks related to our use of independent contractors; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, higher interest rates, devaluation and significant political or civil disturbances in international markets where we conduct business; the risk that claims, lawsuits and other proceedings that have been, or may be, instituted against us or our predecessors could adversely affect our business; the inability to maintain the listing of our Class A Common Stock on the NYSE; volatility in our stock price and in the liquidity of the trading market for our Class A Common Stock; the risk that the COVID-19 pandemic and efforts to reduce its spread impacts our business, financial condition, cash flows and operation results more significantly than currently expected; changes in applicable laws or regulations; the risks associated with evolving corporate governance and public disclosure requirements; the risk of greater than anticipated tax liabilities; the risks associated with the storage and use of personally identifiable information; earnings-related risks such as those associated with late payments, goodwill or other intangible assets; our ability to obtain additional capital on commercially reasonable terms; the risks associated with being an “emerging growth company” within the meaning of the Securities Act; risks associated with our reliance on information technology in critical areas of our operations; our inability to pay dividends for the foreseeable future; the risks associated with additional issuances of Class A Common Stock without stockholder approval; and costs related to operating as a public company. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described under the heading “Risk Factors “in the 424(b)(3) prospectus filed by the Company on September 16, 2022 and in our subsequent filings with the SEC. The foregoing list of factors is not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this press release, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
REVENUE	$231,466	$239,053	$926,244	$918,688

OPERATING EXPENSE:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	63,938	65,010	254,990	248,152
Selling, general and administrative expenses	96,428	93,775	376,683	367,704
Depreciation	12,276	12,548	49,574	51,099
Amortization	7,969	12,336	43,645	49,361
Other operating (income) expense — net	(4,777)	759	(681)	386
Operating expense	175,834	184,428	724,211	716,702
INCOME FROM OPERATIONS	55,632	54,625	202,033	201,986

OTHER EXPENSE, NET:
Interest expense	(28,246)	(29,987)	(117,229)	(122,160)
Gain on fair value adjustment for swaps and foreign currency exchange contract – net	731	6,789	23,508	19,282
Unrealized foreign exchange (loss) gains – net	(47,262)	9,484	24,643	36,406
Loss on extinguishment of debt	—	—	(2,693)	—
Loss on fair value adjustment for warrant liabilities — net	611	—	(160,728)	—
Other non-operating (expense) income – net	357	155	(3,051)	612

Total other expense – net	(73,809)	(13,559)	(235,550)	(65,860)
(LOSS) INCOME BEFORE INCOME TAXES	(18,177)	41,066	(33,517)	136,126
INCOME TAX (EXPENSE) BENEFIT	(5,152)	433	(44,126)	(18,729)

NET (LOSS) INCOME	(23,329)	41,499	(77,643)	117,397
Less:
Net (loss) income attributable to noncontrolling interest	(402)	75	(89)	329
Premium on early redemption of Redeemable Preferred Stock	—	—	26,678	—
Redeemable Preferred Stock dividend	—	18,740	43,218	71,393
NET (LOSS) INCOME ATTRIBUTABLE TO GETTY IMAGES HOLDINGS, INC.	$(22,927)	$22,684	$(147,450)	$45,675

Net (loss) income per share attributable to Class A Getty Images Holdings, Inc. common
Basic	$(0.06)	$0.12	$(0.53)	$0.23
Diluted	$(0.06)	$0.11	$(0.53)	$0.23

Weighted-average Class A common shares outstanding:
Basic	394,770,652	196,090,992	276,942,660	196,084,650
Diluted	394,770,652	214,312,542	276,942,660	201,507,355

GETTY IMAGES HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$97,912	$186,301
Restricted cash	4,482	5,228
Accounts receivable – net of allowance of $6,460 and $5,946	129,603	143,362
Prepaid expenses	15,728	12,778
Taxes receivable	11,297	11,992
Other current assets	10,497	15,368
Total current assets	269,519	375,029
PROPERTY AND EQUIPMENT – NET	172,083	170,896
RIGHT OF USE ASSETS	47,231	—
GOODWILL	1,499,578	1,503,245
IDENTIFIABLE INTANGIBLE ASSETS – NET	419,548	478,852
DEFERRED INCOME TAXES – NET	8,272	8,893
OTHER LONG-TERM ASSETS	51,952	41,092
TOTAL	$2,468,183	$2,578,007
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$93,766	$94,993
Accrued expenses	49,327	66,569
Income taxes payable	8,031	10,502
Short-term debt – net	—	6,481
Deferred revenue	171,371	167,550
Total current liabilities	322,495	346,095
LONG-TERM DEBT – NET	1,428,847	1,750,990
LEASE LIABILITIES	46,218	—
DEFERRED INCOME TAXES – NET	37,075	24,595
UNCERTAIN TAX POSITIONS	37,333	42,701
OTHER LONG-TERM LIABILITIES	3,167	26,961
Total liabilities	1,875,135	2,191,342
Commitments and contingencies (Note 13)
REDEEMABLE PREFERRED STOCK:
Redeemable Preferred Stock, $0.01 par value, 900,000 shares authorized, 677,484 shares outstanding at December 31, 2021 (aggregate liquidation preference of $685,350). No shares were issued or outstanding at December 31, 2022.	—	685,350
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Stock, $0.0001 par value; 1.0 million shares authorized; no shares issued and outstanding as of December 31, 2022 and December 31, 2021.	—	—
Class A common stock, $0.0001 par value: 2.0 billion shares authorized; 394.8 million shares issued and outstanding as of December 31, 2022 and 196.1 million shares issued and outstanding as of December 31, 2021	39	20
Class B common stock, $0.0001 par value: 5.1 million shares authorized; no shares issued and no shares outstanding as of December 31, 2022 and December 31, 2021.	—	—
Additional paid-in capital	1,936,324	935,082
Accumulated deficit	(1,282,354)	(1,203,440)
Accumulated other comprehensive loss	(108,928)	(78,403)
Total Getty Images Holdings, Inc. stockholders’ equity (deficit)	545,081	(346,741)
Noncontrolling interest	47,967	48,056
Total stockholders’ equity (deficit)	593,048	(298,685)
TOTAL	$2,468,183	$2,578,007

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	(77,643)	$117,397
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	49,574	51,099
Amortization	43,645	49,361
Unrealized exchange gains on foreign denominated debt	(26,636)	(39,173)
Equity-based compensation	9,292	6,440
Non-cash fair value adjustment for warrant liabilities — net	160,728	—
Deferred income taxes – net	15,801	5,793
Uncertain tax positions	(5,368)	(20,507)
Restructuring	—	(475)
Non-cash fair value adjustment for swaps and foreign currency exchange contracts — net	(22,005)	(20,196)
Amortization of debt issuance costs	6,096	6,741
Non cash operating lease costs	9,760	—
Impairment of right of use assets	2,563	—
Loss on extinguishment of debt	2,693	—
Transaction cost allocated to common stock warrants	4,262	—
Non-cash fair value adjustment of contingent consideration	(4,039)	1,373
Other	3,428	(250)
Changes in current assets and liabilities:
Accounts receivable	6,016	(16,075)
Accounts payable	6,001	(555)
Accrued expenses	(14,231)	18,712
Lease liabilities, non-current	(11,408)	—
Income taxes receivable/payable	(188)	320
Interest Payable	261	—
Deferred revenue	9,140	24,783
Other	(4,625)	4,102
Net cash provided by operating activities	163,117	188,890

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(59,291)	(49,317)
Purchase of a Minority Investment	(2,000)	—
Acquisition of a business, net of cash acquired	—	(89,206)
Other investing activities	—	1,597
Net cash used in investing activities	(61,291)	(136,926)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash contributions from business combination	864,164	—
Cash paid for equity issuance costs	(106,917)	(1,851)
Payment of Redeemable Preferred Stock	(614,996)	—
Repayment of debt	(310,400)	(17,449)
Cash paid for settlement of employee taxes related to option exercises	(6,267)	—
Proceeds from option and warrant exercises	313	35
Redemption of Warrants for cash	(244)	—
Payment of contingent consideration	(10,000)	—
Net cash used in financing activities	(184,347)	(19,265)

EFFECTS OF EXCHANGE RATE FLUCTUATIONS	(6,614)	(2,479)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(89,135)	30,220
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period	191,529	161,309
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period	$102,394	$191,529

SUPPLEMENTAL DISCLOSURES:
Interest paid	110,909	$115,258
Income taxes paid, including foreign taxes withheld	30,800	$32,300

Non-GAAP Financial Measures

In order to assist investors in understanding the core operating results that our management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Adjusted EBITDA, (2) Adjusted EBITDA Margin, (3) Adjusted EBITDA less capex and (4) Free Cash Flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results. We also evaluate our revenue on an as reported (U.S. GAAP) and currency neutral basis. We believe presenting currency neutral information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided below.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EBITDA less capex

(in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(23,329)	$41,499	$(77,643)	$117,397
Add/(less) non-GAAP adjustments:
Depreciation and amortization	20,245	24,884	93,219	100,460
Other operating expense (income) - net	(4,777)	759	(681)	386
Interest expense	28,246	29,987	117,229	122,160
Fair value adjustments, foreign exchange and other non operating (expense) income [1]	46,174	(16,428)	(45,100)	(56,300)
Loss on extinguishment of debt	—	—	2,693	—
Net loss on fair value adjustment for warrant liabilities	(611)	—	160,728	—
Income tax expense	5,152	(433)	44,126	18,729
Stock based compensation expense	3,355	1,615	9,292	6,441
Adjusted EBITDA	$74,455	$81,883	$303,863	$309,273
Capex	13,257	12,598	59,291	49,317
Adjusted EBITDA less capex	$61,198	$69,285	$244,572	$259,956
Net (loss) income margin	(10.1)%	17.4%	(8.6)%	12.8%
Adjusted EBITDA margin	32.2%	34.3%	32.8%	33.7%

(1) Fair value adjustments for our swaps and foreign currency exchange contracts, foreign exchange gains (losses) and other insignificant non-operating related (expenses) income.

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$33.9	$59.4	$163.1	$188.9
Acquisition of property and equipment	(13.3)	(12.6)	(59.3)	(49.3)
Free Cash Flow	$20.6	$46.8	$103.8	$139.6

OTHER FINANCIAL DATA

Revenue by Product

(in thousands)	Three Months Ended December 31,				Increase / (decrease)
	2022	% of Revenue	2021	% of Revenue	$ Change	% Change	CN % Change
Creative	145,096	62.7%	155,727	65.1%	(10,632)	(6.8)%	(0.4)%
Editorial	82,226	35.5%	79,729	33.4%	2,498	3.1%	10.3%
Other	4,143	1.8%	3,597	1.5%	546	15.2%	23.1%
Total Revenue	$231,465		$239,053		$(7,588)	(3.2)%	3.5%

(in thousands)	Twelve Months Ended December 31,				Increase / (decrease)
	2022	% of Revenue	2021	% of Revenue	$ Change	% Change	CN % Change
Creative	$585,400	63.2%	$596,917	65.0%	(11,517)	(1.9)%	2.7%
Editorial	325,770	35.2%	306,631	33.4%	19,139	6.2%	11.5%
Other	15,074	1.6%	15,140	1.6%	(66)	(0.4)%	4.1%
Total Revenue	$926,244		$918,688		$7,556	0.8%	5.7%

Balance Sheet & Liquidity

($ millions)	Dec 31, 2022	Sept 30, 2022	Jun 30, 2022	Dec 31, 2021
Cash & Cash Equivalents[1]	$97.9	$71.9	$213.8	$186.3
Available under Revolving Credit Facility[2]	$80.0	$80.0	$80.0	$80.0
Liquidity	$177.9	$151.9	$293.8	$266.3
Term Loans Outstanding - USD Tranche	$687.4	$690.0	$992.6	$997.8
Term Loans Outstanding - EUR Tranche[3]	$447.0	$409.3	$438.9	$473.8
Total Balance - Term Loans Outstanding[4]	$1,134.4	$1,099.3	$1,431.5	$1,471.6
Senior Notes	$300.0	$300.0	$300.0	$300.0

1 Excludes restricted cash of $4.5 million as of December 2022, $4.6 million as of September and June 2022 and $5.2 million as of December 2021.

2 Effective February 2019. Matures February 2024.

3 Face Value of Debt is 419M EUR. Converted using the FX spot rate as of December 31, 2022 of 1.07, September 30, 2022 of 0.98, June 30, 2022 of 1.05, and December 31, 2021 of 1.13.

4 Represents face value of debt, not GAAP carrying value

Investor Contact:

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Steven Kanner

Investorrelations@gettyimages.com

Media Contacts:

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Anne Flanagan

Anne.flanagan@gettyimages.com